Exhibit 3.12

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AECOM GLOBAL II, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF JULY, A.D. 2014, AT 9:27 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “ACM MOUNTAIN II, LLC” TO “AECOM GLOBAL II, LLC”, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 2014, AT 9:17 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “AECOM GLOBAL II, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5561108 8100H	AUTHENTICATION: 2459592

150913291	DATE: 06-11-15

You may verify this certificate online
at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations	Execution Version
Delivered 09:31 PM 07/03/2014
FILED 09:27 PM 07/03/2014
SRV 140920631 - 5561108 FILE

CERTIFICATE OF FORMATION

OF

ACM MOUNTAIN II, LLC

This Certificate of Formation of ACM Mountain II, LLC, dated as of July 3, 2014, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST.   The name of the limited liability company formed hereby is “ACM Mountain II, LLC” (the “Company”).

SECOND.     The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.         The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Marc Collier
	Name:	Marc Collier
	Title:	Authorized Person

[Signature Page to ACM Mountain II, LLC Certificate of Formation]

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 AM 10/17/2014
FILED 09:17 AM 10/17/2014
SRV 141303696 - 5561108 FILE

CERTIFICATE OF MERGER

of

URS CORPORATION

(a Delaware corporation)

with and into

ACM Mountain II, LLC

(a Delaware limited liability company)

Under Section 18-209 of the Delaware Limited Liability Company Act

and

Under Section 264 of the General Corporation Law of the State of Delaware

The undersigned ACM Mountain II, LLC, a Delaware limited liability company, hereby certifies the following information relating to the merger (the “Merger”) of URS Corporation, a Delaware corporation, with and into ACM Mountain II, LLC:

FIRST:	The names and state of organization of the constituent entities (the “Constituent Entities”) in the Merger are:

Name	State of Formation

ACM Mountain II, LLC	Delaware

URS Corporation	Delaware

SECOND:

The Agreement and Plan of Merger, dated as of July 11, 2014, by and among AECOM Technology Corporation, ACM Mountain I, LLC, ACM Mountain II, LLC and URS Corporation (the “Merger Agreement”) setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:

As a result of the Merger, ACM Mountain II, LLC, a Delaware limited liability company, shall be the limited liability company surviving the merger. The name of the limited liability company surviving the Merger (the “Surviving LLC”) shall be AECOM Global II, LLC.

FOURTH:

Upon the effectiveness of the Merger, the Certificate of Formation of ACM Mountain II, LLC as in effect immediately prior to the Merger, shall be amended for the purpose of changing the name of the Surviving LLC from “ACM Mountain II, LLC” to “AECOM Global II, LLC.”

FIFTH:	The executed Merger Agreement is on file at the principal place of business of the surviving limited liability company at 555 South Flower Street, Suite 3700, Los Angeles, CA 90071-2300.

SIXTH:	The Merger shall become effective upon filing with the Secretary of State of the State of Delaware.

SEVENTH:	A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of URS Corporation or ACM Mountain II, LLC.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of ACM Mountain II, LLC as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: October 17, 2014

ACM MOUNTAIN II, LLC
a Delaware limited liability company

By:	/s/ David Y. Gan
Name:	David Y. Gan
Title:	Authorized Person

[Signature Page to Certificate of Merger]